                                                                      EXHIBIT 11

                             MICHAELS STORES, INC.

                    COMPUTATION OF EARNINGS PER COMMON SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                  WEIGHTED
                                                               WEIGHTED        AVERAGE COMMON
                                                                AVERAGE          AND COMMON
                                                             COMMON SHARES   EQUIVALENT SHARES
                                                              OUTSTANDING       OUTSTANDING
                                                             -------------  --------------------
                                                                                         FULLY
                                                                             PRIMARY    DILUTED
                                                                            ---------  ---------
For the year ended January 30, 1994:
Weighted average common shares outstanding.................       16,592       16,592     16,592
Assumed issuance of shares upon conversion of convertible
 subordinated debt at beginning of year....................                                2,572
Net shares to be issued upon exercise of dilutive stock
 options after applying treasury stock method..............                       639        645
                                                             -------------  ---------  ---------
Total average outstanding shares...........................       16,592       17,231     19,809
                                                             -------------  ---------  ---------
                                                             -------------  ---------  ---------
Net income.................................................                 $  26,287  $  26,287
Assumed interest on convertible subordinated debt less tax
 benefit of $2,427.........................................                                3,902
                                                                            ---------  ---------
Net income for per share computation.......................                 $  26,287  $  30,189
                                                                            ---------  ---------
                                                                            ---------  ---------
Earnings per common share..................................                     $1.53      $1.52
For the year ended January 31, 1993:
Weighted average common shares outstanding.................       15,933       15,933     15,933
Net shares to be issued upon exercise of dilutive stock
 options and warrants after applying treasury stock
 method....................................................                       759        920
                                                             -------------  ---------  ---------
Total average outstanding shares...........................       15,933       16,692     16,853
                                                             -------------  ---------  ---------
                                                             -------------  ---------  ---------
Net income.................................................                 $  20,378  $  20,378
                                                                            ---------  ---------
                                                                            ---------  ---------
Earnings per common share..................................                     $1.22      $1.21

                             MICHAELS STORES, INC.

                    COMPUTATION OF EARNINGS PER COMMON SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                           WEIGHTED
                                                       WEIGHTED         AVERAGE COMMON         SUPPLEMENTAL
                                                        AVERAGE           AND COMMON          CALCULATION OF
                                                     COMMON SHARES    EQUIVALENT SHARES          EARNINGS
                                                      OUTSTANDING        OUTSTANDING           PER SHARE(1)
                                                    ---------------  --------------------  --------------------
                                                                                  FULLY                 FULLY
                                                                      PRIMARY    DILUTED    PRIMARY    DILUTED
                                                                     ---------  ---------  ---------  ---------
For the year ended February 2, 1992:
Weighted average common shares outstanding........         10,485       10,485     10,485     10,485     10,485
Assumed issuance of shares to retire debt at
 beginning of year................................                                             2,426      2,426
Net shares to be issued upon exercise of dilutive
 stock options and warrants after applying
 treasury stock method............................                       1,398      1,926      1,398      1,926
                                                    ---------------  ---------  ---------  ---------  ---------
Total average outstanding shares..................         10,475       11,883     12,411     14,309     14,837
                                                    ---------------  ---------  ---------  ---------  ---------
                                                    ---------------  ---------  ---------  ---------  ---------
Income before extraordinary item..................                   $  10,739  $  10,739  $  14,359  $  14,359
Extraordinary item................................                       3,843      3,843      4,195      4,195
                                                                     ---------  ---------  ---------  ---------
Net Income........................................                   $   6,896  $   6,896  $  10,164  $  10,164
                                                                     ---------  ---------  ---------  ---------
                                                                     ---------  ---------  ---------  ---------
Earnings per common share:
  Income before extraordinary item................                   $    0.90  $    0.87  $    1.00  $    0.97
  Extraordinary item..............................                        0.32       0.31       0.29       0.28
                                                                     ---------  ---------  ---------  ---------
  Net income......................................                   $    0.58  $    0.56  $    0.71  $    0.69
                                                                     ---------  ---------  ---------  ---------
                                                                     ---------  ---------  ---------  ---------

- - ------------------------
(1) To give effect to the redemption of 12 3/4% Senior Subordinated Notes as of the beginning of the fiscal year. Appropriate adjustments have been made to reduce interest and related expenses ($3,620 net of tax), to increase the extraordinary item as of the beginning of the year ($352 net of tax), and to increase the weighted average shares outstanding during the year.